UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2025

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement, the Prefunded Warrants, the Warrants and the Placement Agency Agreement (each as defined in Item 8.01 below) and the lock-up agreements described in Item 8.01 below is incorporated by reference into this Item 1.01.

Item 8.01     Other Events.

On June 30, 2025, Ontrak, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), completed a public offering (the “Offering”) of: (i) 2,366,665 shares (the “Shares”) of its common stock, par value $0.0001 per share; (ii) 4,300,002 prefunded warrants (the “Prefunded Warrants”) to purchase 4,300,002 shares of its common stock; and (iii) 26,666,668 warrants (the “Warrants”) to purchase 26,666,668 shares of its common stock. Each Share and Prefunded Warrant was sold with four Warrants, each exercisable to purchase one share of our common stock. The offering price of each Share and four accompanying Warrants was $0.60, and the offering price of each Prefunded Warrant and four accompanying Warrants was $0.5999. We received net proceeds of approximately $3.24 million from the Offering, after deducting the estimated offering expenses payable by us, including the fees we paid to the placement agent for the offering described below. We intend to use the net proceeds from the Offering for working capital and general corporate purposes.

The Shares, Prefunded Warrants, and Warrants, and the shares of our common stock issuable upon exercise of the Prefunded Warrants and Warrants, were offered pursuant to our Registration Statement on Form S-1 (File No. 333-288099), as amended, which was declared effective by the Securities and Exchange Commission on June 26, 2025.

On June 27, 2025, we issued a press release announcing the pricing of the Offering, a copy of which is furnished as an exhibit to this report.

Purchase Agreement

In connection with the Offering, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors on June 27, 2025. The Purchase Agreement contains customary representations, warranties, covenants and agreements of the parties. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties. Under the terms of the Purchase Agreement, we agreed for a period of 180 days from June 30, 2025 (the “Closing Date”), subject to certain exceptions, not to: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents; (ii) file any registration statement other than the prospectus for the Offering; or (iii) amend, modify or waive the terms of any securities outstanding on June 27, 2025, provided that after 90 days following the Closing Date, we may issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents so long as: (a) the price per share of common stock is at least $0.60; and/or (b) the conversion price, exercise price, or exchange rate per share of common stock underlying any common stock equivalent is at least $0.60. In addition, from the date of the Purchase Agreement until 180 days following the Closing Date, subject to certain exceptions, we are prohibited from effecting or entering into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement).

Prefunded Warrants

The Prefunded Warrants are immediately exercisable and may be exercised at an exercise price of $0.0001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full.

Warrants

Exercisability, Duration, Exercise Price and Form

Each Warrant has an initial exercise price of $0.60 per share. The Warrants are not exercisable unless and until stockholder approval is obtained. Assuming stockholder approval is obtained, the Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Each warrant may be exercised at any time following the date of the stockholder approval described above and will expire five years from such date.

Warrant Adjustment Provisions

In addition to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock, the exercise price of the Warrants and the number of shares of common stock issuable upon exercise thereof are subject to adjustment upon the occurrence of the events described below.

•Adjustment for Dilutive Issuances. If while the Warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any common stock and/or common stock equivalents, other than in connection with certain exempt issuances, for a consideration per share less than the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then simultaneously with such issuance or sale or deemed issuance or sale, the exercise price of the Warrants then in effect will be reduced to the consideration per share at which the common stock or common stock equivalents were issued or sold or deemed issued or sold.

•Alternative Exercise Price Following Certain Issuances. If we issue or sell, or enter into any agreement to issue or sell, any common stock, common stock equivalents, or rights, warrants or options to purchase shares of our capital stock or common stock equivalents that are issuable or convertible into or exchangeable or exercisable for shares of common stock at a price which varies or may vary with the market price of our common stock, each Warrant holder will have the right, in its sole discretion, to substitute the variable price for the exercise price of their Warrant.

•Adjustment for Stock Combination Events. In the event of a stock dividend, stock split, reorganization or similar event affecting our common stock (a “Stock Combination Event”), if the Event Market Price (as defined below) is less than the exercise price then in effect (after giving effect to customary adjustments thereto as a result of the event), then on the fifth trading day immediately following the Stock Combination Event, the exercise price will be reduced to the Event Market Price, subject to certain limitations. “Event Market Price” means, with respect to any Stock Combination Event, the lowest volume weighted average price during the period commencing five consecutive trading days immediately preceding the Stock Combination Event Date and ending five consecutive trading days immediately after the Stock Combination Event Date.

•Floor Price. In no event will the exercise per share of common stock be reduced to less than $0.19, which $0.19 is subject to customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

•Adjustment to Number of Shares Issuable Upon Exercise. Simultaneously with any adjustment to the exercise price of the Warrants, the number of shares of common stock issuable upon exercise of the Warrants will be increased or decreased proportionally, such that the aggregate exercise price of the Warrants, after taking into account the adjustment in the exercise price, will be equal to the aggregate exercise price before the adjustment in the exercise price.

In the event of a fundamental transaction, as described in the Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Warrants such that the Warrants will be exercisable for the publicly traded common stock of such successor entity. Additionally, as more fully described in the Warrants, at the option of the holder thereof, the holder can receive consideration in the same type and form of an amount equal to the Black Scholes value (as defined in the Warrants) of such unexercised Warrants on the date of consummation of such transaction.

Placement Agency Agreement

In connection with the Offering, on June 27, 2025, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), as the exclusive placement agent for the Offering, pursuant to which we paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering, plus reimbursement of certain expenses and legal fees up to $125,000.

Lock-Up Agreements

On June 27, 2025, in connection with the Offering, each of our executive officers and directors and Terren Peizer, Chairman of Acuitas Capital LLC, entered into customary lock-up agreements pursuant to which such parties agreed, subject to certain exceptions, not to dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from June 27, 2025 continuing through the six months after the closing of the Offering.

The foregoing descriptions of the Purchase Agreement, the Prefunded Warrants, the Warrants, the Placement Agency Agreement, and the lock-up agreements are not complete and are qualified in their entirety by reference to the full text of such agreements, copies or forms of which are filed as exhibits to this report and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Prefunded Warrant
4.2	Form of Warrant
10.1	Placement Agency Agreement, dated as of June 27, 2025, by and between Ontrak, Inc. and Roth Capital Partners, LLC
10.2	Form of Purchase Agreement
10.3	Form of Lock-up Agreement
99.1	Press released dated June 27, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: July 3, 2025	By:	/s/ James J. Park
James J. Park
Chief Financial Officer
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